Exhibit 10.46

Execution Version

AMENDMENT No. 1
to
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMENDMENT No. 1 dated December 18, 2007 (“Amendment”) to AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT made as of the 25th day of May, 2004 (“Original Agreement”) by and among THE SHERIDAN  GROUP, INC., a Maryland corporation (“Borrower”), BANK OF AMERICA, N.A. (successor to FLEET NATIONAL BANK) (“Bank”), individually, as Administrative Agent, Issuer and a Lender, and the other Lenders under the Original Agreement.

RECITALS:

WHEREAS, Borrower, Lenders  and Bank are party to the Original Agreement; and

WHEREAS, all capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed thereto in the Original Agreement; and

WHEREAS, Borrower has requested that standby Letters of Credit be issued under the Original Agreement, as amended hereby (the “Agreement”), in Singapore dollars and Euros, as well as U.S. Dollars, as security for an overdraft facility of GPN Asia Pte. Ltd., an Affiliate of Borrower, or for other business purposes; and

WHEREAS, Bank is willing to be the Issuer of such Letters of Credit for and on behalf of the Lenders under the Agreement; and

NOW THEREFORE, the parties hereto, intending to be legally bound, agree that the Original Agreement be, and it hereby is amended as follows:

1.              Letter of Credit Currencies.  A new subsection (h) shall be added to Section 1.04, which shall read in full as follows:

(h)           (i)          Standby Letters of Credit may be issued from time to time in any Offshore Currency.  The Borrower shall notify the Issuer as to the Offshore Currency in which each Offshore Letter of Credit is to be issued, simultaneously with Borrower’s initial application therefor in accordance with Issuer’s standard procedures.

(ii)         Each request for an Offshore Letter of Credit shall constitute the Borrower’s request for an Offshore Letter of Credit in the amount of the Offshore Currency specified in the request. The stated amount available for drawing under any Offshore Letter of Credit shall be recorded in the Agent’s records in US Dollars as if the Offshore Letter of Credit had been issued in US Dollars in the US Dollar Equivalent Amount of such Offshore Letter of Credit, as such amount may be adjusted as provided in subsections (iii), (iv) or (v).  For the purposes of determining the maximum amount of Letter of Credit Liabilities hereunder, it is intended by the parties that all Offshore Letters of Credit shall be the functional equivalent of US Letters of Credit made and repaid in US Dollars and shall be included in such determination based on their US Dollar Equivalent Amount as determined from time to time as set forth herein. The Agent shall maintain records (based upon information furnished by  Issuer) sufficient to identify at any time the Spot Rate of Exchange with respect to each Offshore Letter of Credit.

(iii)        In the event an Offshore Letter of Credit is for a term exceeding one (1) month, the US Dollar Equivalent Amount of the corresponding Letter of Credit Liabilities shall be recalculated by Borrower as of the last Business Day of each calendar month and the Agent shall review and validate or adjust such calculation, and notify the Borrower and the Lenders, based upon the new Spot Rate of Exchange as of such Business Day for such Offshore Letter of Credit. The Agent shall apply such new Spot Rate of Exchange to determine the new US Dollar Equivalent Amount of such Offshore Letter of Credit as of such Business Day and shall adjust its record of the Letter of Credit Liabilities.  In the event that such adjustment with respect to any Offshore Letter of Credit causes the Revolving Credit Outstandings to exceed the Revolving Credit Commitment, the Borrower shall immediately repay the portion of Revolving Credit Loans necessary to ensure that, giving effect to the new Spot Rate of Exchange for such Offshore Letters of Credit, the sum of Revolving Credit Outstandings does not exceed the Revolving Credit Commitment. In the event that such adjustment with respect to an Offshore Letter of Credit causes the total US Dollar Equivalent Amount of Letter of Credit Liabilities to exceed $5,000,000, the Borrower shall immediately deposit US Dollars in cash (or other immediately available funds acceptable to the Agent) with the Agent, in the amount of the Letter of Credit Liabilities which cause such violation, as collateral security for the repayment of any future drawings or repayments under such Letters of Credit and such amounts shall be held by the Agent pursuant to the terms of a cash collateral account agreement satisfactory to it.

(iv)        In the event that an Offshore Letter of Credit is drawn upon, the Spot Rate of Exchange applicable to any remaining undrawn amount of such Offshore Letter of Credit shall be adjusted to be the Spot Rate of Exchange for the date of such drawing and the amount of the corresponding Letter of Credit Liabilities shall be recalculated as of the date of such drawing for the purposes of determining the US Dollar Equivalent Amount of the remaining undrawn amount of such Offshore Letter of Credit.

(v)         Without limiting the foregoing provisions of this subsection (h), the Agent may from time to time further modify the terms of, and practices contemplated by this subsection (h) to the extent the Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with any Offshore Currency.

(vi)        For purposes of this subsection (h), the following terms shall have the meanings ascribed thereto below:

“Offshore Currency” means (i) Singapore Dollars, (ii) Euros, and (iii) any other freely available currency requested by the Borrower by thirty (30) days prior written notice to the Agent and Issuer which is, in the complete discretion of both the Agent and the Issuer, at the time of such request, freely traded in the offshore interbank foreign exchange markets and is freely transferable and convertible into US Dollars in the United States currency market.

“Offshore Letter of Credit” means a Letter of Credit, which shall always be a standby Letter of Credit, denominated in an Offshore Currency.

“Spot Rate of Exchange” means in determining the US Dollar Equivalent Amount of a specified amount of any Offshore Currency as of any date, the spot rate of exchange determined by the Agent in accordance with its usual procedures for the purchase by the Agent of US Dollars with such Offshore Currency at approximately 11:00 A.M. (London, England time) with respect to any Offshore Currency, on the Business Day that is two (2) Business Days prior to such date.

“US Dollar Equivalent Amount” means, with respect to a specified amount of any Offshore Currency, the amount of US Dollars into which such amount of Offshore Currency would be converted, based on the applicable Spot Rate of Exchange.

2.              Representations and Covenants.  The Borrower certifies that all representations and warranties contained in the Loan Documents, including without limitation the schedules thereto, are true, correct and complete on and as of the date hereof, and that all covenants and agreements made in the Loan Documents have been complied with and fulfilled, and that no Default or Event of Default is in existence on the date hereof.

3.              Ratification.  Other than as specifically set forth herein, the Borrower hereby ratifies and confirms the Loan Documents and all instruments and agreements relating thereto, and confirms that (a) all of the foregoing remain in full force and effect, (b) each of the foregoing is enforceable against the Borrower in accordance with its terms, and (c) the Borrower has no defenses, claims or setoffs relative to the Loan Documents or its obligations thereunder.

4.             Authority and Enforceability.  Borrower hereby represents that:

(a)         It has full corporate power and authority to execute, deliver and perform this Amendment; and

(b)         The Agreement, as amended hereby, constitutes Borrower’s legal, valid and binding agreement, enforceable in accordance with its terms, except as such enforceability  may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

5.              Miscellaneous.  Article 15 of the Original Agreement is incorporated herein by this reference and shall apply to this Amendment.  Execution of this Amendment shall not constitute an agreement by the Bank to execute any other amendment or modification of the Loan Documents.  References to the Original Agreement in any document relating thereto shall be deemed to include this Amendment.

6.              Counterparts; Electronic Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile or by electronic transmission in “pdf” or other imaging format shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic transmission also shall promptly deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

THE SHERIDAN GROUP, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Executive Vice President
11311 McCormick Road, Suite 260
Hunt Valley, Maryland 21031-1437

Phone: (410) 785-7277
Fax: (410) 785-7217
E-Mail:

[signature page for Amendment]

AGENT AND LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Michael Strigel
Michael Strigel
Vice President

Mail Stop: PA7-188-11-01
1600 John F. Kennedy Blvd.
4 Penn Center, Suite 1100
Philadelphia, PA 19103
Phone: (267) 675-0214
Fax: (267) 675-0219
E-Mail: michael.strigel@bankofamerica.com

[signature page for Amendment]

LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Lucy C. Campbell
Lucy C. Campbell, Vice President
Wachovia Bank, N.A.
[7 Saint Paul Street, 2nd Floor
Baltimore, MD 21202]

Phone: [401-332-5245]
Fax: [401-244-1236]
E-Mail: lucy.campbell@wachovia.com

[signature page for Amendment]